Exhibit 10.5

AMENDED AND RESTATED

MAVERICK TUBE CORPORATION

2004 OMNIBUS INCENTIVE PLAN

AMENDED AND RESTATED

MAVERICK TUBE CORPORATION

2004 OMNIBUS INCENTIVE PLAN

Section 1.  Purposes

The Maverick Tube Corporation 2004 Omnibus Incentive Plan (the “Original Plan”), which was adopted by the Board on February 11, 2004 and approved by the stockholders of the Company at the 2004 Annual Meeting of Stockholders, was amended and restated in its entirety by the Board on March 14, 2005. The purposes of the Plan are to provide long-term incentives to those persons with significant responsibility for the success and growth of the Company and its subsidiaries, divisions and affiliated businesses, to associate the interest of such persons with those of the Company’s stockholders, to assist the Company in recruiting, retaining and motivating qualified employees on a competitive basis and to ensure a pay for performance linkage for such employees.

Section 2.  Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)  “Affiliate” means (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)  “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award or Cash Bonus Award granted under the Plan.

(c)  “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d)  “Board” means the Board of Directors of the Company.

(e)  “Cash-Bonus Award” means any right granted under Section 6(f) of the Plan.

(f)  “Change in Control” is defined in Section 9(e) of the Plan.

(g)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(h)  “Common Stock” means the common stock, having a par value of $0.01 per share, of the Company.

(i)  “Committee” means a committee of Directors designated by the Board to administer the Plan, which shall initially be the Compensation Committee of the Board. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and Section 162(m) of the Code, and each member of the Committee shall be a “Non-Employee Director.”

(j)  “Company” means Maverick Tube Corporation, a Delaware corporation, and any successor corporation.

(k)  “Director” means a member of the Board, including any Non-Employee Director.

(l)  “Eligible Person” means any officer or other key employee providing services to the Company, any Subsidiary or any other person the Committee determines to be an Eligible Person.

(m)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)  “Fair Market Value” means, on any given date (1) with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (2) with respect to Common Stock, the average of the high and low market prices at which a Share of Common Stock shall have been sold on such date (or the immediately preceding trading day if such date was not a trading day) on the New York Stock Exchange Composite Transactions Listing, as reported in the Wall Street Journal or such other source as the Committee deems reliable; provided that, with respect to Incentive Stock Options, the Fair Market Value shall be determined in accordance with Section 422 of the Code.

(o)  “Incentive Stock Option” means an Option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” in accordance with the terms of Section 422 of the Code or any successor provision.

(p)  “Non-Employee Director” means any Director who is not also an employee of the Company or an “Affiliate” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code.

(q)  “Non-Qualified Stock Option” means an option granted under Section 6(a) of the Plan that is not an Incentive Stock Option.

(r)  “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(s)  “Other Stock-Based Award” means any right granted under Section 6(e) of the Plan.

(t)  “Participant” means an Eligible Person designated to be granted an Award under the Plan.

(u)  “Performance Award” means any right granted under Section 6(d) of the Plan.

(v)  “Performance Goal” means the goals established by the Committee, based upon one or more performance measures, as the condition(s) precedent to earning a Performance Award.

(w)  “Performance Measures” means the criteria set out in Section 6(d) of the Plan that may be used by the Committee as the basis for a Performance Goal.

(x)  “Performance Period” means the period established by the Committee during which the achievement of Performance Goals is assessed in order to determine whether and to what extent a Performance Award has been earned.

(y)  “Performance Shares” means shares of Common Stock awarded to a Participant based on the achievement of Performance Goals during a Performance Period.

(z)  “Performance Units” means an Award denominated in shares of Common Stock, cash or a combination thereof, as determined by the Committee, awarded to a Participant based on the achievement of Performance Goals during a Performance Period.

(aa)  “Person” means any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(bb)  “Plan” means the Amended and Restated Maverick Tube Corporation 2004 Omnibus Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(cc)  “Restricted Stock” means any Share granted under Section 6(c) of the Plan.

(dd)  “Restricted Stock Unit” means any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(ee)  “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(ff)  “Securities Act” means the Securities Act of 1933, as amended.

(gg)  “Share” or “Shares” means a share or shares of Common Stock or such other securities or property as may become subject to Awards subject to an adjustment made under Section 4(c) of the Plan.

(hh)  “Stock Appreciation Right” means any right granted under Section 6(b) of the Plan.

(ii)  “Subsidiary” means a corporation or other entity constituting a “subsidiary corporation” under Section 424(f) of the Code, or any successor provision.

Section 3.  Administration

(a)  Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Eligible Persons to receive Awards; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including time-based restrictions and performance-based restrictions; (v) establish the Performance Measures for achievement of Performance Goals with respect to Performance Awards; (vi) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any option or waive any restrictions relating to any Award; provided that no action under his Section 3(a)(vi) shall be taken with respect to an Award if such action would cause such Award to be subject to Section 409A of the Code; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, recourse promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof and the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002) other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) construe and interpret the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Eligible Person and any holder or beneficiary of any Award.

(b)  Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4.  Shares Available for Awards

(a)  Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the maximum aggregate number of Shares available for issuance under the Plan shall be

750,000. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares reacquired and held in treasury. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 150,000, subject to adjustment as provided in Section 4(c) of the Plan and subject to the provisions of Sections 422 and 424 of the Code or any successor provision.

(b)  Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase price or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number and any adjustment made hereunder shall comply with Treasury Regulation Section 1.424-1.

Notwithstanding the above, in the event (i) of any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event or (ii) the Company shall enter into a written agreement to undergo such a transaction or event, the Committee may, in its sole discretion, cancel any or all outstanding Awards and pay to the holders of any such Awards that are otherwise vested, in cash, the value of such Awards based upon the price per share of capital stock received or to be received by other stockholders of the Company in such event.

Section 5.  Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock option shall not be granted to an employee of an Affiliate unless such Affiliate is also a Subsidiary.

Section 6.  Awards

(a)  Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)  Exercise Price. The purchase price per Share purchasable under an option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such option.

(ii)  Option Term. The term of each Option shall be fixed by the Committee at the time of grant, provided that no options shall be exercisable after ten years from its Grant Date.

(iii)  Time and Method of Exercise. The Committee shall determine the time or times at which an option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, recourse promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof and the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002) other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv)  Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A)  The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the option is granted)

of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B)  All Incentive Stock Options must be granted within ten years from the earlier of the date on which the Original was approved by the stockholders of the Company.

(C)  Unless sooner exercised, all Incentive Stock options shall expire and no longer be exercisable no later than ten years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant.

(D)  The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E)  Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b)  Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan. Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive, as determined by the Committee, a number of Shares equal to the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee.

(c)  Restricted Stock / Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)  Restrictions. The Committee shall impose such terms, conditions and/or restrictions on any Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation: a requirement that Participants pay a stipulated purchase price for each Restricted Stock or each Restricted Stock Unit; restrictions based upon the achievement of specific Performance Goals (Company-wide, divisional, and/or individual); time-based restrictions on vesting; and/or restrictions under applicable Federal or state securities laws. Unless otherwise determined by the Committee at the time of grant, any time-based restriction period shall be for a minimum of three years. To the extent the Restricted Stock or Restricted Stock Units are intended to be deductible under Code Section 162(m), the applicable restrictions shall be based on the achievement of Performance Goals over a Performance Period, as described in Section 6(d) below.

(ii)  Payment of Units. Restricted Stock Units that become payable in accordance with their terms and conditions shall be settled in cash, Shares of Common Stock, or a combination of cash and Common Stock, as determined by the Committee, and each Restricted Stock Unit shall be paid no later than two and one-half months after the tax year in which the Restricted Stock Unit vests.

(iii)  No Disposition During Restriction Period. During the Restriction Period, Restricted Stock may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon the Restricted Stock, the Committee may (A) cause a legend or legends to be placed on any certificates relating to such Restricted Stock, and/or (B) issue “stop transfer” instructions, as it deems necessary or appropriate.

(iv)  Dividend and Voting Rights. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Stock shall have the right to vote such Restricted Stock as the record owner thereof. Unless otherwise determined by the Committee, any dividends payable to a Participant during the Restriction Period shall be distributed to the Participant only if and when the restrictions imposed on the applicable Restricted Stock or Restricted Stock Units lapse.

(v)  Stock Certificates. Each certificate issued for Restricted Stock shall be registered in the name of the Participant and deposited with the Company or its designee. At the end of the Restriction Period, a certificate representing the number of Shares to which the Participant is then entitled shall be delivered to the Participant free and clear of the restrictions. No certificate shall be issued with respect to a Restricted Stock Unit unless and until such unit is paid in Shares.

(d)  Performance Awards. Subject to the provisions of the Plan, Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

(i)  Grants. Subject to the provisions of the Plan, Performance Awards consisting of Performance Shares or Performance Units may be granted to Eligible Participants. Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

(ii)  Performance Goals. Unless otherwise determined by the Committee, Performance Awards shall be conditioned on the achievement of Performance Goals (which shall be based on one or more Performance Measures, as determined by the Committee) over a Performance Period. The Performance Period shall be one year, unless otherwise determined by the Committee.

(iii)  Performance Measures. The Performance Measure(s) to be used for purposes of Performance Awards may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed, and may consist of one or more or any combination of the following criteria: stock price, market share, sales revenue, cash flow, sales volume, earnings per share, return on equity, return on assets, return on sales, return on invested capital, economic value added, net earnings, total stockholder return, gross margin, and/or costs. The Performance Goals based on these Performance Measures may be made relative to the performance of other corporations.

(iv)  Negative Discretion. Notwithstanding the achievement of any Performance Goal established under this Plan, the Committee has the discretion, by Participant, to reduce some or all of a Performance Award that would otherwise be paid.

(v)  Extraordinary Events. At, or at any time after, the time an Award is granted, and to the extent permitted under Code Section 162(m) and the regulations thereunder without adversely affecting the treatment of the Award under the Performance Based Exception, the Committee may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specific corporate transactions, accounting or tax law changes and other extraordinary and nonrecurring events.

(vi)  Interpretation. With respect to any Award that is intended to satisfy the conditions for the Performance Based Exception under Code Section 162(m): (A) the Committee shall interpret the Plan and this Section 6(d) in light of Code Section 162(m) and the regulations thereunder; (B) the Committee shall have no discretion to amend the Award in any way that would adversely affect the treatment of the Award under Code Section 162(m) and the regulations thereunder; and (C) such Award shall not be paid until the Committee shall first have certified that the Performance Goals have been achieved.

(vii)  Payments. Each Performance Award shall be paid no later than two and one-half months after the tax year in which the Performance Award vests.

(e)  Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons, subject to the terms of the Plan, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (included, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, recourse promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof and the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property, or any combination thereof) as are deemed by the Committee to be consistent with the purpose of the Plan. The Company shall pay each such Award no later than two and one-half months after the tax year in which the Award vests.

(f)  Cash-Bonus Awards. The Committee is hereby authorized to grant to Eligible Persons, subject to the terms of the Plan, Cash-Bonus Awards that provide participants with the opportunity to earn a cash payment based upon the achievement of one or more Performance Goals for a period of time of one or more years (the “Award Cycle”), as determined by the Committee. For each Award Cycle, the Committee shall determine the relevant Performance Measurements, the Performance Goal for each Performance Measurement, the level or levels of achievement necessary for Awards to be paid, the weighting of the Performance Goals if more than one Performance Goal is applicable, and the size of the Awards. The Company shall pay each Cash-Bonus Award no later than two and one-half months after the tax year in which such Cash-Bonus Award vests.

(g)  General.

(i)  Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee, consistent with the Plan and in compliance with applicable law.

(ii)  Awards Shall Only Be Granted Separately. Awards shall be granted separately and shall not be granted in addition to or in tandem with any other Award or any award granted under any plan of the Company or any Subsidiary.

(iii)  Forms of Payment under Awards. Subject to the terms of the Plan and the requirements of applicable law, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash (other than Stock Appreciation Rights, which will be settled in Shares), Shares, recourse promissory notes (provided, however, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property or any combination thereof, and may be made on any schedule of payments or transfers, so long as all such payments and transfers occur no later than two and one-half months after the tax year in which the initial payment or transfer obligation vests, in each case in accordance with rules and procedures established by the Committee.
(iv)  Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; provided, further, that, if so determined by the Committee, a Participant may transfer a Non-Qualified Stock Option to any “Family Member” (as such term is defined in the General Instructions to Form S-8 or successor to such Instructions or such Form) at any time that such Participant holds such Option, provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer; provided, further, that, if so determined by the Committee and except in the case of an Incentive Stock Option, Awards may be transferable as determined by the Committee. Except as otherwise determined by the Committee, each Award (other than an Incentive Stock Option) or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Except as otherwise determined by the Committee, no Award (other than an Incentive Stock Option) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)  Term of Awards. Subject to Section 6(a)(iv)(C) of the Plan, the term of each Award shall be for such period as may be determined by the Committee; provided, however, no Award shall have a term greater than ten years from the date of the Award.

(vi)  Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an

Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(vii)  Except as provided in Section 4(c) hereof, no option or Stock Appreciation Right may be amended to reduce its initial exercise price and no Option shall be canceled and replaced with options or Stock Appreciation Rights having a lower exercise price, without the approval of the stockholders of the Company or unless there would be no material adverse effect on the Company’s financial statements as prepared in accordance with Generally Accepted Accounting Principles.

(h)  Award Limitations. The maximum amount of Shares issuable in connection with Awards that may be made in any calendar year shall not exceed 250,000, subject to adjustment as provided in Section 4(c) of the Plan; provided, however, that with respect to any calendar year following calendar year 2004, such maximum amount of Shares shall be increased to the extent that Awards covering less than 250,000 Shares are made in a prior calendar year so that such unused Awards may be carried forward to subsequent calendar years.

The maximum number of Options and Stock Appreciation Rights that may be granted or issued under the Plan in any calendar year to any Participant during a single calendar year is 150,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan and this subsection (h)). The maximum amount of Awards other than Options and Stock Appreciation Rights that may be made in any calendar year to any Participant shall not exceed $2,000,000 or 150,000 Shares. The maximum amount of Awards that may be made to a Participant for a Performance Period greater than one year shall not exceed the foregoing annual maximum multiplied by the number of full years in the Performance Period. The foregoing annual limitation specifically includes the grant of any Award or Awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

Section 7.  Amendment and Termination; Adjustments

(a)  Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i)  violates the rules or regulations of the New York Stock Exchange or any other securities exchange that are applicable to the Company;

(ii)  causes the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan;

(iii)  increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iv)  permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such option or Stock Appreciation Right, as prohibited by Sections 6(a)(i) and 6(b)(ii) of the Plan or the repricing of options or Stock Appreciation Rights, as prohibited by Section 6(g)(vii) of the Plan; or

(v)  would prevent the grant of Options or Stock Appreciation Rights that would qualify under Section 162(m) of the Code.

(b)  Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof. Except as provided in Section 4(c) of the Plan, in no event may the Board reprice any award without first obtaining the approval of the stockholders of the Company.

(c)  Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.  Income Tax Withholding

In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal, state and local taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations) or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. Change in Control

Upon a Change in Control, the following shall occur:

(a)  Options and SARs. Effective on the date of such Change in Control, all outstanding and unvested Options and Stock Appreciation Rights granted under the Plan shall immediately vest and, in the case of Options, become exercisable, and all Options then outstanding under the Plan shall remain outstanding in accordance with their terms. Notwithstanding anything to the contrary contained therein, in the event that any Option or Stock Appreciation Right granted under the Plan becomes unexercisable during its term on or after a Change in Control because: (i) the individual who holds such Option or Stock Appreciation Right is involuntarily terminated (other than for cause) within two (2) years after the Change in Control; (ii) such Option or Stock Appreciation Right is terminated or adversely modified; or (iii) in the case of Options, shares of Common Stock are no longer issued and outstanding, or no longer traded on a national securities exchange, then the holder of such Option or Stock Appreciation Right shall immediately be entitled to receive a lump sum cash payment equal to (A) the gain on such Option or Stock Appreciation Right or (B) only if greater than the gain and only with respect to Non-Qualified Stock Options, the Black-Scholes value of such Option (as determined by a nationally recognized independent investment banker chosen by the Company), in either case calculated on the date such Option becomes unexercisable. For purposes of the preceding sentence, the gain on an Option shall be calculated as the difference between the closing price per share of Common Stock as of the date such Option becomes unexercisable less the Option Exercise Price.

(b)  Restricted Stock/Restricted Stock Units. Upon a Change of Control, all Restricted Stock and Restricted Stock Units shall immediately vest and be distributed to Participants, effective as of the date of the Change of Control.

(c)  Performance Awards. Each Performance Award granted under the Plan that is outstanding on the date of the Change in Control shall immediately vest and the holder of such Performance Award shall be entitled to a lump sum cash payment equal to the amount of such Performance Award payable at the end of the Performance Period as if 100% of the Performance Goals have been achieved.

(d)  Timing of Payment. Any amount required to be paid pursuant to this Section 9 shall be paid as soon as practical after the date such amount becomes payable.

(e)  Change in Control. As used herein, the term “Change in Control,” with respect to the Company, means, and shall be deemed to have occurred on the date upon which (i) the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B)

any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (ii) any person (as such term is defined in Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), corporation, or other entity shall purchase any Common Stock of the Company (or securities convertible into the Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or any such person, corporation or other entity (other than the Company or any benefit plan sponsored by the Company or any subsidiary) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35 percent or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company’s securities), or (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. With respect to any Award or portions thereof that are deemed, at the time of grant or at any time thereafter, by the Committee to be subject to Section 409A of the Code, an event shall only be deemed to be a “Change of Control” under this Plan if such event is also an event described by Section 409A(a)(2)(A)(v) of the Code as supplemented by Q&A 12,13 and 14 of Notice 2005-1 issued by the Treasury Department and the Internal Revenue Service.

Section 10.  General Provisions

(a)  No Rights to Awards. No Eligible Person or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)  Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c)  Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d)  No Rights of Stockholders. Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued in the name of such Participant or such Participant’s legal representative without restrictions thereto.

(e)  No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(f)  No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Awards granted hereunder shall not form any part of the wages or salary of any Eligible Person for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g)  Governing Law. The validity, construction, and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Missouri.

(h)  Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i)  No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Person or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an

Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j)  Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

(k)  No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l)  Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction-or interpretation of the Plan or any provision thereof.

(m)  Section 16 Compliance; Section 162 (m) Administration. The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Persons. With respect to Options and Stock Appreciation Rights, the Company intends to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(n)  Conditions Precedent to Issuance of Shares. Shares shall not be issued pursuant to the exercise or payment of the purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange and the Delaware General Corporation Law. As a condition to the exercise or payment of the purchase price relating to such Award, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

(o)  Nonexclusivity of the Plan. Neither the submission of the Plan, the approval of the Plan by the stockholders of the Plan nor the failure of such stockholders to approve the Plan shall in any way limit the power of the Board to adopt such other incentive arrangements deemed desirable by it, including without limitation, the awarding of cash bonuses, subject to any stockholder approval as may be required by law, regulatory rules or the New York Stock Exchange rules.

Section 12.  Effective Date of the Plan

The Plan shall be deemed to be effective upon the adoption by the Board of the Original Plan, which occurred on February 11, 2004.

Section 13.  Term of the Plan

No Award shall be granted under the Plan after the tenth anniversary of the adoption of the Original Plan or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.